EX-99

                  CERTIFICATION OF CHIEF EXECUTIVE OFFICER
                        PURSUANT TO 18 U.S.C. 1350,
                            AS ADOPTED PURSUANT TO
                     906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the Annual Report of Avery Sports Turf, Inc. ("Avery") on Form 10-KSB for the year ending December 31, 1999 as filed with the Securities and Exchange Commission on the date hereof
(the "Report"), George Avery, of Avery, pursuant to 18 U.S.C.   1350,
as adopted pursuant to   906 of the Sarbanes-Oxley Act of 2002,
hereby certifies, to the best of his knowledge, that:

     (1)  The Report fully complies with the requirements of   13(a)
or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of Avery.

     (3) Avery has no designated chief financial officer and the undersigned is therefore signing in both capacities.

/s/ George Avery
George Avery
Chief Executive Officer and Chief Financial Officer
December 23, 2002